EXHIBIT 10.2
Federal Signal Corporation
2015 Executive Incentive Compensation Plan
Restricted Stock Award Agreement
You have been selected to receive a grant of Restricted Stock pursuant to the Federal Signal Corporation 2015 Executive Incentive Compensation Plan (the “Plan”), as specified below:

Participant:	_______________________________________________________

Date of Grant:	_______________________________________________________

Number of Shares of Restricted Stock Granted:	_______________________________________________________

Lapse of Restriction Date:	Restrictions placed on the shares of Restricted Stock shall lapse on the __, 20__.

This document constitutes part of the prospectus covering securities that have been registered under the Securities Act of 1933.
THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of shares of Restricted Stock by Federal Signal Corporation, a Delaware corporation (together with its wholly owned subsidiaries hereinafter referred to as the “Company”), to the Participant named above, pursuant to the provisions of the Plan.
The Plan provides a complete description of the terms and conditions governing the Restricted Stock. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Award Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.Employment with the Company. Except as may otherwise be provided in Sections 5(a), 5(b), 6 or 7, the Restricted Stock granted hereunder is granted on the condition that the Participant remains an Employee of the Company from the Date of Grant through (and including) the Lapse of Restriction Date set forth above (the “Period of Restriction”).
This grant of Restricted Stock shall not confer any right to the Participant (or any other Participant) to be granted Restricted Stock or other Awards in the future under the Plan.
2.    Certificate Legend. Each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
“TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE FEDERAL SIGNAL CORPORATION 2015 EXECUTIVE INCENTIVE COMPENSATION PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEEN FEDERAL SIGNAL CORPORATION AND PARICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF FEDERAL SIGNAL CORPORATION.”

RSA US
2015 Plan

3.    Removal of Restrictions. Except as may otherwise be provided herein and in the Plan, the shares of Restricted Stock granted pursuant to this Award Agreement shall become freely transferable by the Participant on the date and in the amount set forth under the Lapse of Restriction Dates above, subject to applicable federal and state securities laws. Once shares of Restricted Stock are no longer subject to any restrictions, the Participant shall be entitled to have the legend required by Section 2 of this Award Agreement removed from the applicable stock certificates.
4.    Voting Rights and Dividends. During the Period of Restriction, the Participant may exercise full voting rights and shall accrue all dividends and other distributions paid with respect to the shares of Restricted Stock while they are held. If any such dividends or distributions are paid in shares, such shares shall be subject to the same restrictions on transferability as are the shares of Restricted Stock with respect to which they were paid.
5.    Termination of Employment.

(a)
By Death or Disability. In the event the employment of the Participant is terminated due to death, or Disability (as determined by the Committee) during the Period of Restriction, the Period of Restriction and the restrictions imposed on the shares of Restricted Stock held by the Participant at the time of his/her death or Disability shall immediately lapse with all such shares becoming immediately transferable by the Participant or his or her estate, subject to applicable federal and state securities laws. For the purposes of this Award Agreement, “Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

(b)
By Retirement. In the event the employment of the Participant is terminated by reason of Participant’s retirement during the Period of Restriction on terms and conditions authorized in writing by the Committee, the Committee may exercise its discretion at or near the Participant’s retirement date to provide that some or all outstanding Restricted Stock not yet vested is immediately fully vested. In exercising its discretion under this Section 5(b), the Committee shall consider whether the Participant: (1) remained employed in good standing with the Company through the Participant’s retirement date; (2) provided reasonable written notice to the Company of the Participant’s intention to retire of no less than twelve weeks; (3) materially breached any statutory, contractual, or common law duties owed to Company or any material Company Policy, including but not limited to post-employment non-competition, non-solicitation and confidentiality obligations; and (4) failed in good faith to provide to and perform for Company all reasonably requested duties and responsibilities in connection with the transition of the Participant’s duties and responsibilities. In exercising its discretion, the Committee shall also consider: (1) the financial status of the Company; (2) Company performance: (3) Company stock performance; and (4) where appropriate, input from Company management. In the event the Committee does not so exercise its discretion, the Participant’s termination from employment shall be considered a termination of employment for other reasons and vesting and exercising shall be governed by Section 5(c) of this Award Agreement.

(c)
Termination for Other Reasons. If the employment of the Participant shall terminate for any reason other than the reasons set forth in Sections 5(a) and 5(b) above or Sections 6 or 7 below, during the Period of Restriction, all shares of Restricted Stock held by the Participant at the time of employment termination and still subject to a Period of Restriction or other restrictions shall be forfeited by the Participant to the Company. The transfer of employment of the Participant between the Company and any affiliate or subsidiary (or between affiliates and/or subsidiaries) shall not be deemed a termination of employment for the purposes of this Award Agreement.

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2015 Plan

6.    Change-in-Control. Notwithstanding anything to the contrary in this Award Agreement, in the event of a Change-in-Control of the Company during the Period of Restriction and prior to the Participant’s termination of employment with the Company and its subsidiaries, the Period of Restriction and restrictions imposed on the shares of Restricted Stock shall immediately lapse, with all such shares of Restricted Stock vesting and becoming freely transferable by the Participant, subject to applicable federal and state securities laws.
7.    Acceleration of Vesting of Shares of Restricted Stock in the Event of Divestiture of Business Segment. In the event that the “Business Segment” (as that term is defined in this Section below) in which the Participant is primarily employed as of the “Divestiture Date” (as that term is defined in this Section below) is the subject of a “Divestiture of a Business Segment” (as that term is defined in this Section below), and such divestiture results in the termination of the Participant’s employment with the Company and its subsidiaries for any reason, the Period of Restriction and the restrictions imposed on the shares of Restricted Stock subject to this Award Agreement shall immediately lapse, with all such shares of Restricted Stock vesting and becoming freely transferable by the Participant, subject to applicable federal and state securities laws.
For purposes of this Award Agreement, the term “Business Segment” shall mean a business line which the Company treats as a separate operating segment under the segment reporting rules under generally accepted accounting principles as used in the United States, which currently includes the following: Safety and Security Systems Group, Fire Rescue Group, and Environmental Solutions Group. Likewise, the term “Divestiture Date” shall mean the date that a transaction constituting a Divestiture of a Business Segment is finally consummated.

For purposes of this Award Agreement, the term “Divestiture of a Business Segment” means the following:

(a)
When used with reference to the sale of stock or other securities of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, the sale, exchange, transfer, distribution or other disposition of the ownership, either beneficially or of record or both, by the Company or one of its subsidiaries to “Nonaffiliated Persons” (as that term is defined in this Section below) of 100% of either (a) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (b) the combined voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment;

(b)
When used with reference to the merger or consolidation of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, any such transaction that results in Nonaffiliated Persons owning, either beneficially or of record or both, 100% of either (a) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (b) the combined voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment; or

(c)
When used with reference to the sale of the assets of the Business Segment, the sale, exchange, transfer, liquidation, distribution or other disposition of all or substantially all of the assets of the Business Segment necessary or required to operate the Business Segment in the manner that the Business Segment had been operated prior to the Divestiture Date.

For purposes of this Award Agreement, the term “Nonaffiliated Persons” shall mean any persons or business entities which do not control, or which are not controlled by or under common control with, the Company.

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2015 Plan

8.    Nontransferability. Unless otherwise determined by the Committee pursuant to the terms of the Plan, during the Period of Restriction, shares of Restricted Stock granted pursuant to this Award Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (a “Transfer”), other than by will or by the laws of descent and distribution, except as provided in the Plan. If any Transfer, whether voluntary or involuntary, of shares of Restricted Stock is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the shares of Restricted Stock, the Participant’s right to such shares of Restricted Stock shall be immediately forfeited by the Participant to the Company, and this Award Agreement shall lapse.
9.    Recapitalization. In the event there is any change in the Company’s shares through the declaration of stock dividends or through recapitalization resulting in stock splits or through merger, consolidation, exchange of shares, or otherwise, the number and class of shares of Restricted Stock subject to this Award Agreement may be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.
10.    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement. The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the minimum statutory withholding tax requirement, in whole or in part, by having the Company withhold shares having an aggregate fair market value on the date the tax is to be determined, equal to such minimum statutory withholding tax.
11.    Other Tax Matters. The Participant shall review with his or her own tax advisors the federal, state, local and other tax consequences, including those in addition to any tax withholding obligations, of the investment in the Restricted Shares and the transactions contemplated by this Award Agreement. The Participant has the right to file an election under Section 83 of the Code. The filing of the 83(b) election is the responsibility of the Participant. The Participant must notify the Company of the filing on or prior to the day of making the filing.
12.    Section 409A. This Award Agreement shall be construed consistent with the intention that it be exempt from Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).
13.    Continuation of Employment. This Award Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Award Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time.
14.    Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Award Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Corporate Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Beneficiary Designation (name, address, and relationship):

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2015 Plan

15.    Entire Award; Modification
This Award Agreement and the Plan constitute the entire agreement between the parties with respect to the terms and supersede all prior or written or oral negotiations, commitments, representations and agreements with respect thereto. The terms and conditions set forth in this Award Agreement may only be modified or amended in writing, signed by both parties.
16.    Severability
In the event any one or more of the provisions of this Award Agreement shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Award Agreement shall not in any way be affected or impaired thereby.
17.    Miscellaneous.

(a)
This Award Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any shares acquired pursuant to this Award Agreement, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under applicable federal and state tax law, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon the Participant.

(b)
The Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s vested rights under this Award Agreement, without the written consent of the Participant.

(c)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities and tax laws in exercising his or her rights under this Award Agreement.

(d)	This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)
All obligations of the Company under the Plan and this Award Agreement, with respect to the Restricted Stock, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

RSA US
2015 Plan

(f)	The Participant agrees to execute this agreement and return it to the address below within 45 days of receipt of this agreement or forfeit the awarded restricted stock shares.
Federal Signal Corporation
1415 W. 22nd Street
Oak Brook, Illinois 60523
Attention: Corporate Secretary

(g)
To the extent not preempted by federal law, this Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflict of law.

IN WITNESS WHEREOF, the parties have caused this Award Agreement to be executed effective as of ______________________________.

Federal Signal Corporation By: _________________________________
ATTEST: ______________________________________________	______________________________________________Participant

RSA US
2015 Plan